UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SEVCON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEVCON, INC.

155 NORTHBORO ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772
TELEPHONE (508) 281-5510

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the annual meeting of the stockholders of Sevcon, Inc., a Delaware corporation, will be held at the offices of Edwards Wildman Palmer LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Tuesday, February 4, 2014, for the following purposes:

1.	To elect as directors the four persons named in the Company’s proxy statement for the Meeting, each to hold office for a term of three years.

2.	To approve amendments to the Company’s 1996 Equity Incentive Plan.

3.	To ratify, by an advisory vote, the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

4.	To approve, by an advisory vote, the fiscal 2013 compensation of the Company’s executive officers.

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on December 11, 2013 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                                                              By order of the Board of Directors,

                                                                              MATTHEW C. DALLETT
                                                              Secretary

Dated January 6, 2014

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 4, 2014:

This Proxy Statement and the Annual Report are available to the Company’s stockholders electronically via the Internet at www.proxyvote.com

Approximate Date of Mailing:  January 6, 2014

The enclosed proxy is solicited by and on behalf of the Board of Directors of Sevcon, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company to be held on Tuesday, February 4, 2014 at 5:00 p.m. at the offices of Edwards Wildman Palmer LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts (see www.edwardswildman.com/Boston-United-States-of-America/ for directions), and any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or e-mail. Forms of proxy and proxy materials will also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

On December 11, 2013, the Company had outstanding 3,554,388 shares of Common Stock, $.10 par value, which is its only class of stock outstanding and entitled to vote at the meeting. Stockholders of record at the close of business on December 11, 2013 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, FOR the amendments to the Company’s 1996 Equity Incentive Plan, FOR the ratification of the selection of the Company’s independent registered public accounting firm and FOR approval of the Company’s fiscal 2013 executive compensation.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as to the ownership of the Company’s Common Stock as of December 13, 2013 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors and nominees for director is shown in the table on pages 3 to 10 below.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class
Mario J. Gabelli/GGCP, Inc./GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	1,228,168(2)	34.6%

Dr. Marvin G. Schorr 330 Beacon Street Boston, MA 02116	372,778(3)	10.5%

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class
Bernard F. Start Water Ridge, Front Street, Corbridge, Northumberland, NE46 2JY, United Kingdom	250,977(4)	7.1%

Wells Fargo & Company/Wells Fargo Advisors, LLC 420 Montgomery Street San Francisco, CA	215,835(5)	6.1%

Matthew Boyle Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	72,953	2.1%

Paul N. Farquhar Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	45,400	1.3%

All current executive officers and directors as a group (10 persons)	933,088	26.3%

(1)	Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed or shares that power with his spouse.

(2)
As reported on Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) on December 13, 2013, each of Mr. Gabelli, GGCP, Inc. and GAMCO Investors, Inc. is the beneficial owner of the shares shown, which are held in investment advisory accounts of various subsidiaries of GGCP, Inc. and GAMCO Investors, Inc. As reported in that Schedule 13D/A or a Schedule 13G/A filed on January 23, 2013, GAMCO Asset Management, Inc., and Gabelli Securities, Inc., subsidiaries of GAMCO Investors, Inc., have sole voting and investment power with respect to 564,900 of such shares (16% of the class) and 7,000 of such shares (0.2% of the class), respectively, and Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc., has sole investment power with respect to 265,033 of such shares (8% of the class), over which Gabelli Equity Series Funds, Inc. – The Gabelli Small Cap Growth Fund has sole voting power. Teton Advisors, Inc., which is controlled by Mr. Gabelli, has sole voting and investment power with respect to 391,235 of such shares (11% of the class).

(3)	Includes 22,188 shares held in a private charitable foundation of which Dr. Schorr is a trustee and 1,800 shares owned by Dr. Schorr’s wife as to which he disclaims beneficial ownership.

(4)	Includes 123,488 shares owned by Mr. Start’s wife as to which he disclaims beneficial ownership.

(5)	As reported on Schedule 13G/A filed with the SEC on February 13, 2013.

PROPOSAL 1:   ELECTION OF DIRECTORS

Board of Directors and Nominees for Election

The Company’s Board of Directors has fixed the number of directors at twelve. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The terms of four of the Company’s current directors, Glenn J. Angiolillo, Matthew Boyle, William J. Ketelhut and Paul O. Stump, expire at the annual meeting. Based on the recommendation of its Nominating and Governance Committee, the Board has nominated Messrs. Angiolillo, Boyle, Ketelhut and Stump for re-election to new three-year terms. Each nominee has consented to serve if elected, and the Company is not presently aware of any reason that would prevent any nominee from serving as a director. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

The following table contains information on the nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
*Glenn J. Angiolillo Age – 60	2014
Mr. Angiolillo has served as the President of GJA Management Corporation, a wealth management consulting and advisory firm, since 1998. Mr. Angiolillo also serves as a director of NY Magic, Inc., LICT Corporation, Ryman Hospitality Properties, Inc., and Trans-Lux Corporation.

Mr. Angiolillo’s qualifications to serve on the Board of Directors include his experience with commercial and corporate law, his record of service on the boards of several public companies, and his extensive corporate governance and investment experience. The Nominating and Governance Committee approved Mr. Angiolillo’s nomination as a director in December 2013 on the recommendation of a principal stockholder of the Company.

			2013	0	(#)
*Matthew Boyle (1) Age – 51	2014	President and Chief Executive Officer of the Company since November 1997. Vice President and Chief Operating Officer of the Company from November 1996 to November 1997. As our Chief Executive Officer, Mr. Boyle represents management on the Board of Directors. His strong executive leadership and knowledge of our products, suppliers, customers and industry are valued highly by the Board.	1997	72,953	(2.1%)
Maarten D. Hemsley (2)(3) Age – 64	2016
Mr. Hemsley served as the President and Chief Operating Officer of Sterling Construction Company, Inc., (Sterling) a NASDAQ listed company involved in civil construction in the United States, from 1988 until 2001.  He also served as the Chief Financial Officer from 1998 until August 2007.  From January 2001 until March 2012, when he retired, Mr. Hemsley was a consultant to, or employee of, Harwood Capital LLP (Harwood) (formerly JO Hambro Capital Management Limited) an investment management company based in the United Kingdom.  During that period, Mr. Hemsley served as Fund Manager, Senior Fund Manager and Senior Advisor to several investment funds managed by Harwood.  Mr. Hemsley is a director of a number of privately-held companies in the United Kingdom, and is a Fellow of the Institute of Chartered Accountants in England and Wales.
Mr. Hemsley’s qualifications to serve on the Board of Directors include significant financial management expertise and international business experience. The Board has benefited from his contributions as Chairman of the Compensation Committee and as a member of the Audit Committee.
			2003	18,500	(#)
*William J. Ketelhut (1)(2)(4) Age – 61	2014
Chairman of the Board since January, 2013.  From 1994 to 2001, Mr. Ketelhut served as president of several business units of Invensys plc. a global automation, controls and processes solutions group.  He was President of Control Products at Honeywell International Inc., a global company with 15 major lines of business including semiconductors, consumer product and sensors products from 2001 to 2002.  He has also been an independent director of Industrial Defender, an industrial cyber-security company, since 2003 and publicly-traded Energy Conversion Devices, Inc. since 2004, as well as an advisor to and Divisional Managing Director of CSE-Global Ltd, Singapore since 2004.
Mr. Ketelhut’s services as executive and director of a variety of companies give him the skills and experience to be an effective leader and to provide guidance to management and the other Board members on financial and operational matters.  The Board also benefits from Mr. Ketelhut’s contribution as Chairman of the Executive Committee and his service on the Audit and Nominating and Governance Committees of the Board.
			2011	10,000	(#)
Ryan J. Morris Age - 29	2015
Mr. Morris has been the Managing Partner at Meson Capital Partners LLC, an investment partnership, since February 2009 and the Chief Executive Officer of VideoNote LLC, an educational software company, since July 2008. Mr. Morris has served as the Executive Chairman of the Board of InfuSystems Holdings, Inc., a leading provider of infusion pumps and related services, since April 2012 and was the Chairman of the Board of Lucas Energy, Inc. until November 2013.
Mr. Morris’s qualifications to serve on the Board of Directors include extensive investment experience, service as a director and chairman of the board of several public companies, and service as a member of the equity committee responsible for maximizing value to the stockholders of another public company.
			2013	0	(#)
Paul B. Rosenberg (2) Age – 81	2015	Former Treasurer of the Company. Mr. Rosenberg’s long experience with the Company and his financial management expertise are valuable to our Board of Directors. He makes a strong contribution to the Company as Chairman of the Audit Committee.	1988	102,980	(2.9%)
Walter M. Schenker Age - 66	2016
Mr. Schenker has been a Principal at MAZ Capital Advisors, a brokerage/investment banking firm since 2010 and was a Principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund from 1999 until 2010.
In 2007, TCMP3 Partners, L.P., its general partner TCMP3 Capital, LLC, its investment manager Titan Capital Management, LLC, and portfolio managers Steven E. Slawson and Mr. Schenker consented to the entry of a final judgment in an action brought by the Securities and Exchange Commission regarding their activities in connection with certain unregistered securities offerings.  Without admitting or denying the allegations of the complaint, Mr. Schenker consented to the entry of a final judgment permanently enjoining him from future violations of Section 5 of the Securities Act of 1933 and requiring him to pay a civil penalty.
Mr. Schenker’s qualifications to serve on the Board of Directors include his experience with many aspects of public company investing including accounting, financial reporting, capital allocation, strategic transactions and investor relations.
			2013	0	(#)
Dr. Marvin G. Schorr (1)(3)(4) Age – 88	2016	Chairman of the Company’s Board of Directors from January 1988 until January 2005. Prior to that, Chairman of the Board of Directors and President of Tech/Ops, Inc., the Company’s predecessor. As the Company’s founder and with lengthy business experience and wide-ranging interests in relevant technologies and the Company’s industry, Dr. Schorr provides wisdom and vision to the Board. The Company also benefits from his active involvement on the Executive, Nominating and Governance and Compensation Committees of the Board.	1951	372,778	(10.5%)
Bernard F. Start Age – 75	2015	Vice-Chairman of the Board from November 1997 to January 2009. President and Chief Executive Officer of the Company from January 1988 to November 1997. Mr. Start’s deep knowledge of the Company’s customers, competitors and technology, deriving from his executive experience with the Company, as well as his understanding of the Company’s operations, provides strong support for the work of the Board.	1988	250,977	(7.1%)
David R. A. Steadman (1)(2) Age – 76	2016	Chairman of the Company’s Board of Directors from January 2005 to January 2013. President of Atlantic Management Associates, Inc., a management services firm, from 1988 to 2009. Director of several privately held companies and charitable bodies. Mr. Steadman’s service as executive and director of a variety of companies gives him the skills and experience to be an effective Board member and to provide guidance to management on financial and operational matters. The Board also benefits from Mr. Steadman’s contribution as a member of the Executive Committee and his service on the Audit Committee.	1997	32,500	(#)
*Paul O. Stump (2)(3) Age – 61	2014	President and Chief Executive Officer of Telequip Corporation, a manufacturer of coin dispensing equipment, from 1997 to 2007 and Consultant to Telequip Corporation from 2007 to 2009. Vice President of Engineering of Crane Payment Solutions from 2010 to 2013. Mr. Stump’s qualifications to serve on the Company’s Board of Directors include his operational and engineering skills, as well as his management experience, which allow him to provide guidance and perspective to the Company’s management. The Board also values his contributions as a member of the Audit and Compensation Committees.	2005	18,500	(#)
Frederick A. Wang (3)(4) Age – 63	2015	Former President and Chief Operating Officer with responsibility for R&D, product marketing and sales and service operations at Wang Laboratories, Inc. Director and Trustee of the Wang Foundation. Mr. Wang’s in-depth experience in a variety of management and operational roles in the high tech industry provide the basis for his knowledgeable contributions to the Board of Directors, including his active role as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee.	2010	8,500	(#)

†
Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed or shares that power with his spouse.  The footnotes for Dr. Schorr and Mr. Start in the table beginning on page 1 also apply to this table.

(#)	Less than 1%
(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Governance Committee.

Vote Required

Pursuant to the Company’s by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Broker non-votes and votes withheld will not be treated as votes cast and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of
Messrs. Angiolillo, Boyle, Ketelhut and Stump as directors.

PROPOSAL 2:	APPROVAL OF AMENDMENTS TO THE 1996 EQUITY INCENTIVE PLAN

General

The Company is seeking stockholder approval of amendments to its 1996 Equity Incentive Plan (the “Equity Plan”), principally to extend its term and increase the number of shares of common stock authorized for issuance by 150,000.

The purpose of the Equity Plan is to attract and retain key employees and consultants of the Company, to provide them an incentive to achieve long-range performance goals and to enable them to participate in the Company’s long-term growth. The Equity Plan also serves to align the interests of non-employee directors with those of the stockholders by increasing the directors’ proprietary interest in the Company’s growth and success, since a portion of the directors’ compensation is paid in the form of shares. This helps attract and retain well-qualified persons to serve as directors.

The Equity Plan is the Company’s sole vehicle for granting equity awards and, since it is scheduled to terminate on January 27, 2014, the Company is seeking stockholder approval to extend its term. As amended, the Equity Plan has no fixed term; however, incentive stock options may not be granted thereunder more than ten years after the most recent date that the Plan was adopted by the Board or that it was approved by the stockholders, if earlier.

Since 1996, the stockholders have approved an aggregate of 450,000 shares for issuance under the 1996 Equity Incentive Plan and 50,000 shares under the 1998 Directors Stock Option Plan. The Directors Stock Option plan was merged with the 1996 Equity Incentive Plan in January 2004. Of the 500,000 shares previously approved, only 62,000 remained available for grant as of December 11, 2013, as the other shares have been granted to key employees and directors. If approved, the increase of 150,000 shares, combined with the 62,000 still available would be equivalent to 6.0% of the 3,554,388 shares presently outstanding. The Company expects to use the additional authorized shares for continued periodic equity grants to key employees, directors and consultants.

As of December 11, 2013, eight key employees and eight non-employee directors were eligible for awards under the Equity Plan.The proposed amendments also further the goal of encouraging well-qualified persons to serve as directors by including retired directors who continue to provide counsel to the Company among the eligible recipients of awards. The Equity Plan is administered by a committee (the "Committee") of not less than three members of the Board of Directors, currently the Compensation Committee. The Committee may make awards to the Company’s employees, directors, directors emeritus and consultants based on their past or anticipated contributions to the achievement of the Company’s objectives and other relevant matters.

The Board of Directors believes that the life of the Equity Plan should be extended and the shares issuable increased in order to ensure that a sufficient number of shares are available to be issued under the Equity Plan in the future in order to provide appropriate equity incentives to attract, motivate and retain key employees, directors and consultants of the Company.

Shares Subject to Awards

Assuming approval of this proposal, 212,000 shares will be available for awards under the Equity Plan. The number and kind of shares available are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Company’s Common Stock. If any outstanding or future award expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares which would have been issuable will again be available for award under the Equity Plan.

Description of Awards

The Equity Plan provides for the following basic types of awards:

Restricted Stock. The Committee may grant shares of Common Stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture.

Restricted Stock Units. The Committee may grant the right to receive shares of Common Stock in the future, also based on meeting specified conditions and subject to forfeiture. These awards are to be made in the form of “units,” each representing the equivalent of one share of Common Stock, although they may be settled in either cash or stock. Restricted stock unit awards represent an unfunded and unsecured obligation of the Company. In the discretion of the Committee, units may be awarded with rights to the payment of dividend equivalents.

Stock Options. The Committee may grant options to purchase shares of Common Stock that are either incentive stock options (ISOs) eligible for the special tax treatment described below or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the Common Stock on the date of grant, and no ISO may have a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as the Committee may determine, including by delivery of a note (other than for a director or executive officer) or shares of Common Stock valued at their fair market value on the date of delivery.

Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights (SARs), under which the participant receives cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the Common Stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

Awards under the Equity Plan contain such terms and conditions consistent with the Equity Plan as the Committee in its discretion approves. The Committee has discretion to administer the Equity Plan in the manner which it determines, from time to time, is in the best interest of the Company. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment, achievement of performance goals and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. All options and restricted stock awards granted to date provide for the acceleration of vesting in the event of a change in control of the Company. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Equity Plan.

The maximum aggregate number of shares subject to all awards that may be granted to a participant in any calendar year is 60,000 shares, subject to adjustment for changes in capitalization. Incorporation of this limit is intended to qualify the awards as performance-based compensation that is not subject to the Section 162(m) $1 million limit on deductibility for federal income tax purposes of compensation paid to certain senior officers, as further discussed below.

Amendment of Equity Plan

The Board may amend the Equity Plan subject to any stockholder approval required to comply with any applicable tax or regulatory requirement.  The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such action would not adversely affect the participant.

U.S. Federal Income Tax Consequences Relating to Awards under the Equity Plan

The following discussion summarizes certain U.S. federal income tax consequences of awards under the Equity Plan based on the law as in effect on the date of this proxy statement. It does not purport to cover federal employment taxes or other federal tax consequences that may be associated with awards, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. A participant does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If a participant does not dispose of shares received upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (1) upon sale of the shares, any amount realized in excess of the exercise price is taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss and (2) the Company may not take a deduction for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the end of the one and two-year periods described above (a “disqualifying disposition”), the participant realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. The Company would be entitled to a tax deduction for the same amount. Any further gain realized by the participant would be taxed as a short-term or long-term capital gain and would not result in any deduction for the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options and Stock Appreciation Rights. No income is realized by the participant upon the grant of a nonstatutory option or stock appreciation right. Upon exercise, the participant realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company would receive a tax deduction for the same amount. In the case of stock options or stock-settled stock appreciation rights, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any further tax deduction by the Company. The ordinary income recognized with respect to the receipt of shares upon exercise of a nonstatutory option or stock appreciation right will be subject to applicable wage withholding and other employment taxes.

Restricted Stock. Generally, a participant will be taxed at the time the restrictions on the shares lapse without a forfeiture. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may instead elect under Section 83(b) of the U.S. tax code within 30 days after the date of the grant to be taxed (as ordinary income) on the date of grant on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. If the shares subject to the Section 83(b) election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. In either case, the Company would receive a tax deduction for the amount reported as ordinary income to the participant. Upon the participant’s disposition of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and will not result in any further tax deduction by the Company.

Restricted Stock Units.  A participant will generally realize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units at the time of settlement, which is generally upon vesting of the restricted stock units. In certain limited circumstances, a settlement date may be later than the vesting date, in which case the settlement would be made in a manner intended to comply with the rules governing non-qualified deferred compensation arrangements. In either case, the Company would receive a corresponding tax deduction at the time of settlement. If the restricted stock units are settled in shares, then upon sale of those shares any subsequent appreciation or depreciation would be treated as short-term or long-term capital gain or loss to the participant and would not result in any further tax deduction by the Company.

Other Tax Matters.

Section 162(m). United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the Chief Executive Officer or three most highly paid executive officers other than the Chief Financial Officer (each, a “covered person”) unless the compensation is “performance-based” as defined in Section 162(m) of the U.S. tax code. Stock options and SARs granted under the Equity Plan are performance-based compensation if they have exercise prices not less than the fair value of Common Stock on the date of grant. In the case of restricted stock and restricted stock units, performance goals generally must be pre-established for the relevant performance period and satisfaction of any such performance goals must be certified by the Committee.

Section 162(m) also requires that the general business criteria of any performance goals that are established by the Committee be periodically reapproved by stockholders in order for such awards to be considered performance-based and to preserve the Company's federal income tax deductions that may become available to the Company when payments based on these performance goals are made to covered persons. The Equity Plan sets forth the following list of business criteria upon which the Committee may establish performance goals for deductible performance-based awards made to covered persons: (i) increases in the price of the Common Stock; (ii) market share; (iii) sales; (iv) revenue; (v) return on equity, assets, or capital; (vi) economic profit (economic value added); (vii) total shareholder return; (viii) costs; (ix) expenses; (x) margins; (xi) earnings or earnings per share; (xii) cash flow; (xiii) customer satisfaction; (xiv) operating profit; or (xv) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on the performance of the Company generally.

Parachute Payment Tax. A participant who receives any accelerated vesting or exercise of options or stock appreciation rights or accelerated lapse of restrictions on restricted stock or restricted stock units in connection with a change in control might be deemed to have received an “excess parachute payment” under federal tax law. In such cases, the participant may be subject to an excise tax and the Company may be denied a tax deduction.

Plan Benefits

To date, the Committee has granted stock options and restricted stock under the Equity Plan in the following aggregate amounts to: (i) Matthew Boyle, President and Chief Executive Officer, 80,000 stock options, of which 76,000 have lapsed without being exercised, and 75,000 shares of restricted stock, (ii) Paul N. Farquhar, Vice President and Chief Financial Officer, 52,000 shares of restricted stock, (iii) all current executive officers as a group, 80,000 stock options, of which 76,000 have lapsed without being exercised, and 127,000 shares of restricted stock, (iv) all current non-employee directors as a group, 25,000 stock options, all of which have lapsed without being exercised, and 126,000 shares of restricted stock, and (v) all other employees as a group, 23,500 stock options, of which 21,500 have lapsed without being exercised, and 145,000 shares of restricted stock.

The following table sets out the status of shares authorized for issuance under equity compensation plans at September 30, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) at end of year
	(a)	(b)	(c)
Equity compensation plans approved by security holders: 1996 Equity Incentive Plan	-	$-	137,000
1988 Directors Stock Option Plan	5,000	$5.40	137,000
Sub Total	5,000	$5.40	137,000
Equity compensation plans not approved by security holders	-	-	-
Total	5,000	$5.40	137,000

    The closing price of the Company’s Common Stock on the NASDAQ Capital Market on December 11, 2013 was $5.20.

Vote Required

Approval of the amendments to the Equity Plan will require the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends that you vote FOR the approval of the amendments to the 1996 Equity Incentive Plan.

PROPOSAL 3:	RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2014

McGladrey LLP has served as the Company’s independent registered public accounting firm for the last four fiscal years.  The Board of Directors is seeking an advisory stockholder vote ratifying the appointment of McGladrey as the Company’s independent registered public accounting firm and expects to engage them for the fiscal year ending September 30, 2014. The Audit Committee believes McGladrey is well qualified to continue as the Company’s auditor.

Representatives of McGladrey are expected to attend the annual meeting and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

The fees billed by McGladrey for fiscal 2013 and 2012 are set out below. They include fees billed by RSM Rsa (an independent member of RSM International, of which McGladrey is a member) on whose report relating to the French subsidiary of the Company McGladrey relies.

	(in thousands)
	2013		2012
	$		$
Audit fees		149		145
Tax fees		22		20
Total		171		165

The tax fees for both years are for the preparation of the Company’s tax returns in the United States.

All of the above services and fees were approved by the Audit Committee before the respective engagements were undertaken. The Company has not adopted pre-approval policies and procedures relating to non-audit services.

Vote Required

Ratification of the appointment of McGladrey by the stockholders is not required by law or by the Company’s by-laws. The Board of Directors is nevertheless submitting this non-binding resolution to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting, the Audit Committee intends to reconsider its recommendation of McGladrey as independent auditors. The Company may retain the firm for fiscal 2014 notwithstanding a negative stockholder vote.

The ratification of the appointment of McGladrey will require the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends that you vote FOR the ratification of McGladrey’s selection as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

PROPOSAL 4:	ADVISORY VOTE REGARDING THE EXECUTIVE OFFICERS’ COMPENSATION

This proposal, commonly known as “Say on Pay,” asks the stockholders to approve the compensation of the Company’s executive officers as described under “Executive Compensation” on pages 22 to 24 of this proxy statement.

The compensation paid to the Company’s executive officers is intended to align their interests with the long-term interests of the Company’s stockholders and is based on a pay-for-performance philosophy.  It is straightforward, consisting principally of salary, which must be competitive to retain the skills and experience of excellent employees, an annual bonus to reward strong performance, and equity compensation to encourage long-term commitment and team performance. Not all elements may be provided every year, depending on the performance of the Company and the executive. The Company’s markets are continuing to face challenging economic times; however, with the Company’s executive leadership, we are penetrating new markets and gaining new customers. The Board believes that the executives’ performance merits their compensation and that it should be approved by the stockholders.

The vote on this proposal, which is solicited pursuant to section 14A of the Securities Exchange Act, is advisory and its outcome will not be binding on the Board nor require the Board to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board, or creating or implying any additional fiduciary duty of the Board. However, the Board expects to take into account the outcome of this vote when considering future executive compensation arrangements for the Company’s executive officers.  The Board has determined that the Company will include a stockholder vote on the compensation of its named executive officers in its proxy statement each year until the next required vote on the frequency of such votes.  Accordingly, the next such vote will occur at the 2015 annual meeting of stockholders.

The proposal will be considered approved at the annual meeting if more votes are cast in favor than against. Abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all directors, other than Mr. Boyle, are independent under Securities and Exchange Commission rules and NASDAQ Capital Market listing standards, based on information known to the Company and on the annual questionnaire completed by each director. The Company may from time to time have arms-length commercial dealings with companies of which its directors may be officers and/or directors. To the Company’s knowledge, during fiscal 2013, there were no such dealings and none of the independent directors had any other business, financial, family or other type of relationship with the Company or its management other than as a director and stockholder.

Board Leadership Structure

The Company has always had different persons serving in the offices of Chairman of the Board and Chief Executive Officer (CEO), although it has no formal policy requiring that structure, and it is likely that the Board would elect an independent lead director if the Chairman and CEO were the same person.  The responsibilities of the Chairman or lead director include chairing the Executive Committee, setting the Board's agenda in collaboration with the CEO, providing guidance to the CEO, acting as a regular communication channel between the Board and CEO, presiding over executive sessions of the Board to review the Company's performance and management effectiveness, coordinating the activities of the independent directors, reviewing the activities and effectiveness of the Board committees, and evaluating the need for any changes. The Board believes that having a separate Chairman or lead director allows the CEO to focus principally on managing the Company, which is important because of the Company’s small senior management team, enhances Board involvement and communications among the independent directors, and would ensure consistent Board leadership during any CEO transition.

Board Meetings

During the fiscal year ended September 30, 2013, the Board of Directors held a total of five meetings, as well as three interim update calls. The Board regularly holds meetings at which only independent directors are present. All Board members are expected to attend the annual meeting of stockholders, subject to special circumstances. Seven of the nine members of the Board at the time attended the annual meeting of stockholders in 2013.

Communications to the Board

Stockholders may communicate with the Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communications are addressed.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all the members of which are independent under Securities and Exchange Commission rules and NASDAQ Capital Market listing standards, as applicable. In addition to the meetings described below, the members of each committee communicate regularly amongst themselves and with management on Company matters.

Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee operates under a written charter that is available on the Company’s web site: www.sevcon.com.

Audit Committee

The Audit Committee is composed of five directors. The Board has determined that at least two of the members of the Committee, Messrs. Rosenberg and Ketelhut, are “audit committee financial experts,” as defined by the Securities and Exchange Commission. The Committee selects, evaluates and oversees the Company’s independent auditors, approves any engagement of the independent auditors to perform non-audit services, and oversees the Company’s internal accounting and financial controls. It reviews the audited financial statements and discusses them, as well as the adequacy and quality of the Company’s financial reporting principles and procedures, with management and the auditors together and in separate executive sessions. It also reviews and approves related person transactions. The Audit Committee met five times during the fiscal year ended September 30, 2013. The Committee’s report appears on page 21 below.

Compensation Committee

The Compensation Committee is composed of four directors. Generally all compensation and fringe benefit programs of the Company are subject to review and recommendation by the Committee, which also reviews and recommends the base salary and incentive compensation of the executive officers and a group of senior managers, as well as grants of equity compensation to all employees. The Chief Executive Officer provides a detailed performance assessment and compensation recommendation for each executive officer (other than himself), which the Committee considers in making its decisions. The Compensation Committee usually considers annual equity grants for executives in its December meeting each year. Other compensation decisions are made throughout the year as circumstances warrant. All compensation actions taken by the Committee are reported to the full Board of Directors, and are subject to the approval of the Board, excluding management directors. The Committee did not use the services of any compensation consultants during the past fiscal year.

 The Committee also reviews and makes recommendations to the Board on director compensation and equity awards, on policies and programs for the development of management personnel, as well as management structure and organization.The Compensation Committee met twice during the fiscal year ended September 30, 2013.

The Committee is authorized to delegate to one or more executive officers of the Company the power to make awards under the 1996 Equity Incentive Plan (the “Plan”) to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 and all determinations under the Plan with respect thereto, provided that the Committee establishes the aggregate and individual maximum amounts of such awards, and such other features of the awards as required by applicable law.  The Committee has not delegated such authority to date.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three directors. It considers nominations to the Board, develops and implements the Company’s corporate governance principles and practices, and recommends to the Board of Directors’ action related to Board composition, size and effectiveness and management succession plans for the positions of Chairman of the Board and Chief Executive Officer. The Nominating and Governance Committee met twice during the fiscal year ended September 30, 2013.

Director Nominations

In identifying potential candidates and selecting nominees for directors, the Nominating and Governance Committee does not foreclose any sources. The Committee reviews candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee or recommended by the Board.

The Nominating and Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary objective for director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company’s strategic needs.

The minimum qualifications for director nominees are that they:

•	be able to dedicate time and resources sufficient for the diligent performance of the duties required of a member of the Board,

•	not hold positions or interests that conflict with their responsibilities to the Company, and

•	comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations.

Additionally, at least a majority of members of the Board of Directors must qualify as independent directors in accordance with NASDAQ Capital Market independence rules.

The Nominating and Governance Committee’s process for evaluating nominees for director, including nominees recommended by stockholders, is to consider their skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria as they may contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would most complement those of the current directors, including the diversity (principally, of education and backgrounds), age, skills and experience of the Board as a whole.

In order to recommend a candidate for consideration by the Nominating and Governance Committee, a stockholder must provide the Committee with the candidate's name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of the Company and information relevant to the considerations described above. Such information should be sent to the Nominating and Governance Committee of Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Corporate Secretary. The Committee may seek further information from or about the candidate, or the stockholder making the recommendation, including information about all business and other relationships between the candidate and the stockholder.

Board’s Role in Risk Oversight

The Company’s business involves many operational and financial risks, which management and the Board seek to mitigate through careful planning and execution. Assessing and managing risk is primarily the responsibility of the Company’s management. However, the Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board of Directors provides oversight by receiving reports from management in Board meetings and conference calls, as well as through periodic management reports. These include reports on the market environment and strategic situation, customer sales results and forecasts, availability of raw materials and components, product development, liquidity, and overall financial performance and forecasts. Board members have the opportunity to provide input and direction to management on managing risks on a current basis, either directly or through the Chairman. In order to ensure that longer term risks are also considered in a timely and consistent matter, each year the full Board reviews and approves a strategic business plan that is used by management throughout the year. The Executive Committee oversees the Company’s business activities, including its management of operational risks, between meetings of the
Board. The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls. As such, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and the steps that management has taken to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Company believes that Board leadership by an independent Chairman enhances the Board’s ability to oversee the Company’s operational and financial risks.

Director Compensation

Non-employee directors were each paid a retainer of $24,000 for 2013. The Chairmen of the Board of Directors and the Audit Committee each received an additional $5,000 for their duties as such, while the Chairmen of the Compensation Committee and the Nominating and Governance Committee each received an additional $3,500 for their duties as such. Members of committees, other than the Executive Committee, each received an additional $1,000 for their duties as such.

Non-employee directors also receive an equity grant each year to align their interests with those of the stockholders.  For fiscal 2013, the Compensation Committee granted 2,100 shares of restricted stock to each of the non-employee directors serving at the beginning of the year.  These grants were determined using a fixed value of $12,000 divided by the average share price for the immediately-preceding calendar year and rounded to the nearest 100 shares. Such restricted shares will fully vest the day before the 2014 annual meeting of stockholders or, if earlier, upon the recipient’s death or disability or upon a change in control of the Company. Restricted shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the recipient until they vest. If the recipient’s service as a director of the Company is terminated for any reason other than the recipient’s death or disability, any unvested shares will be forfeited and returned to the Company, unless the Committee determines otherwise in its discretion.

The following table shows compensation paid to all non-employee directors who served during fiscal 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Maarten D. Hemsley	28,500	8,946	37,446
William J. Ketelhut	28,333	8,946	37,279
Paul B. Rosenberg(3)	30,000	8,946	38,946
Marvin G. Schorr	28,500	8,946	37,446
Bernard F. Start	24,000	8,946	32,946
David R.A. Steadman	27,667	8,946	36,613
Paul O. Stump	26,000	8,946	34,946
Fred Wang	25,000	8,946	33,946

(1)	Represents the aggregate grant date fair value of the restricted stock awards received by the director during fiscal 2013, determined in accordance with FASB ASC Topic 718.
(2)	As of September 30, 2013, the non-employee directors held restricted stock as follows:

Name	# Shares
Maarten D. Hemsley	2,100
William J. Ketelhut	2,100
Paul B. Rosenberg	2,100
Marvin G. Schorr	2,100
Bernard F. Start	2,100
David R.A. Steadman	2,100
Paul O. Stump	2,100
Fred Wang	2,100

(3)	Mr. Rosenberg is a participant in the Company’s Directors Retirement Plan, which was terminated in 1997. The change in value of his accumulated benefit under the Plan in 2013 was $4,200.

Stock Ownership Policy

In 2004, the Board adopted Equity Compensation Guidelines in which it established a target level of stock ownership for directors of twice the level of annual cash compensation. Grants of restricted stock will be intended in part to assist in reaching these levels of ownership over time. Shares held by members of a person’s immediate family or a trust for his or their sole benefit may be counted towards the ownership requirement. Each director is required to refrain from selling Company stock acquired as restricted stock (other than to make required tax payments related to a grant) if the value, based on current market price, of his Company stock after the sale would be below his designated ownership level. The Compensation Committee has discretion to make exceptions in extraordinary circumstances where not contrary to Company goals, such as cases of significant personal hardship.

AUDIT COMMITTEE REPORT

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended September 30, 2013, (ii) discussed with McGladrey, the Company’s independent auditors, the matters required to be discussed by Statement on Accounting Standard No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from McGladrey required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and discussed with McGladrey its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the year ended September 30, 2013 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Paul B. Rosenberg, Chairman
Maarten D. Hemsley
William J. Ketelhut
David R. A. Steadman
Paul O. Stump

EXECUTIVE COMPENSATION

Compensation Tables

The following tables provide information for the last fiscal year concerning the compensation of each of the executive officers of the Company whose total compensation exceeded $100,000 in the most recent fiscal year.

Fiscal 2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	All Other Compensation ($)(1)	Total ($)
Mathew Boyle,	2013	$302,385	$-	$2,357	$304,742
President and Chief Executive Officer	2012	$304,737	$-	$2,044	$306,782
Paul N. Farquhar,	2013	$185,620	$-	$1,603	$187,223
Vice President and Chief Financial Officer	2012	$186,620	$-	$1,391	$188,010

(1)
Messrs. Boyle and Farquhar are residents of the United Kingdom and receive their cash compensation in British Pounds. The amounts shown in the table were determined using the exchange rates (ranging from $1.504 to $1.627 per British Pound during fiscal 2013) in force on the respective payment dates. The following table sets out their cash compensation as actually paid in British Pounds (£):

Name	Year	Salary (£)	Bonus (£)	All Other Compensation (£)
Mr. Boyle	2013	£193,800	£-	£1,560
	2012	£192,850	£-	£1,279
Mr. Farquhar	2013	£118,965	£-	£1,060
	2012	£118,099	£-	£870

    The Company is party to a Services Agreement with each of Messrs. Boyle and Farquhar that sets forth the principal terms of his employment arrangement with the Company, as described below under “Executive Employment Agreements.”

Outstanding Equity Awards at Fiscal 2013 Year-End

	Stock Awards
Name	Number of Shares that Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(†)
Matthew Boyle	3,000	(1)	$14,550
Matthew Boyle	24,000	(2)	$116,400
Paul N.Farquhar	2,000	(3)	$9,700
Paul N.Farquhar	12,000	(4)	$58,200

(†)	Based on the closing sale price, $4.85, of the Common Stock on September 30, 2013, the last trading day of the fiscal year.
(1)	These shares of restricted stock vest on the earlier of January 26, 2014, or the third business day after the Company publicly announces its financial results for fiscal 2013.
(2)
These shares of restricted stock vest as to 6,000 shares on each of (i) the third business day after the Company publicly announces its financial results for fiscal 2013, 2014, 2015 and (ii) the earlier of December 4, 2016, or the third business day after the Company publicly announces its results for fiscal 2016.

(3)	These shares of restricted stock vest on the earlier of January 26, 2014, or the third business day after the Company publicly announces its financial results for fiscal 2013.
(4)
These shares of restricted stock vest as to 3,000 shares on each of (i) the third business day after the Company publicly announces its financial results for fiscal 2013, 2014, 2015 and (ii) the earlier of December 4, 2016, or the third business day after the Company publicly announces its results for fiscal 2016.

Pension Benefits

The U.K. Retirement Plan was frozen effective September 30, 2012 and in consequence there will be no future accrual earned by U.K. executive officers or employees under this defined benefit arrangement. Prior to the freezing of the plan, the executive officers participated in this defined benefit plan, which was based on 1/60th of final U.K. base salary (as defined in the Plan) for each year of service, subject to a maximum of 2/3rds of final U.K. base salary. With effect from September 30, 2012, the accrued benefits earned by the executive officers, based on their service to this date, will be frozen other than for CPI-based increases to the accrued benefits, which will be applied annually until the executive reaches retirement age.

With effect from October 1, 2012, the executive officers have participated in the Company’s U.K. Group Personal Pension Plan (“GPPP”) with Scottish Widows plc, a U.K. based life, pensions and investment company, which is a subsidiary of Lloyds Banking Group. The Company contributes a minimum of 4% up to a maximum of 8% of the employee’s base salary on a matched basis dependent on the employee’s personal contribution as a percentage of base salary. The GPPP was established on October 1, 2012 and is a defined contribution pension arrangement. A lump sum death in service benefit of eight times the base salary of the executive is payable on the death of the employee.

Executive Employment Agreements

We have a Services Agreement with each of Messrs. Boyle and Farquhar that sets forth the principal terms of his employment arrangement with the Company. Each officer is entitled to receive a minimum base salary (Mr. Boyle – £193,800 and Mr. Farquhar – £118,965, or $313,530 and $192,462, respectively, at the exchange rate in effect on September 30, 2013), which is subject to increase by the Compensation Committee in its discretion. In addition, each officer is eligible to receive an annual cash incentive bonus as determined by the Compensation Committee in its discretion. Each officer is entitled to participate in the Company’s pension plan and to receive family health and life insurance benefits on the terms of the respective plans.

Mr. Boyle’s agreement continues until terminated by the Company upon at least 12 months’ notice, or by Mr. Boyle upon at least three months’ notice. Mr. Farquhar’s agreement continues until terminated by the Company upon at least six months’ notice, or by Mr. Farquhar upon at least three months’ notice. For the first 12 months after a change of control, the notice period for termination by the Company is increased to 18 months for Mr. Boyle and 12 months for Mr. Farquhar. Alternatively, the Company may in its discretion make a payment of salary in lieu of the whole or any part of any unexpired notice period, together with a sum equivalent to the fair value of any other benefits of employment provided under the terms of the Agreement. If we terminate the employment of either officer for cause, the officer would not be entitled to notice or compensation.

In addition, we have a Non-Competition and Non-Solicitation Agreement with each of Messrs. Boyle and Farquhar. These and the Service Agreements prohibit Mr. Boyle, for up to 24 months after his termination, and Mr. Farquhar, for up to 12 months after his termination, from (i) competing with, soliciting or enticing customers and employees away from, or disparaging the Company or any of its subsidiaries, and (ii) interfering with the continuance of supplies and services from the Company’s principal suppliers.

Upon a change in control of the Company (whether or not the officer’s employment is terminated), these agreements provide that vesting of shares of restricted stock and unvested stock options held by such officer would accelerate. (For this purpose, a "change in control" means a change in control of the Company that would be required by SEC rules to be reported in the Company’s proxy statement, including the acquisition by any person of beneficial ownership of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities.) Similarly, if we terminate an officer’s employment other than for cause or disability, vesting of shares of restricted stock and unvested stock options held by such officer would accelerate. Upon a change in control of the Company, the Company also must ensure that the officer continues to be provided with a pension plan offering benefits equivalent to the benefits provided under the Company’s pension plan in effect on July 1, 2010. The following table sets forth the compensation that would have been due to Messrs. Boyle and Farquhar as a result of a change in control of the Company, and termination of employment where applicable, occurring on September 30, 2013:

Golden Parachute Compensation

Name	Cash($)(1)	Equity($)(2)	Total
Matthew Boyle	$470,294	$130,950	$601,244
Paul N. Farquhar	$192,462	$67,900	$260,362

(1)
Represents the aggregate cash payment that would be due in lieu of notice if the executive’s employment was terminated within 12 months after the change in control. Any such payment would be made in British Pounds. The amounts shown in the table were determined using the exchange rate ($1.6178 per Pound) in force on September 30, 2013.

(2)
Represents the aggregate value of restricted stock awards for which vesting would be accelerated, based on the $4.85 closing sale price of the Company’s Common Stock on September 30, 2013. The actual amount received by the officer on the sale of previously restricted stock will depend on market value at the time of such transactions. A change in control of the Company will trigger accelerated vesting of the officer’s outstanding equity awards, regardless of whether the officer’s employment is terminated in connection with the change in control transaction.

In the event of a change in control, it is possible that the compensation arrangements for Messrs. Boyle and Farquhar may be renegotiated by the officers, the Board of Directors and/or the Company’s merger or acquisition partner, in which case the amounts payable might differ from those shown above.

TRANSACTIONS WITH RELATED PERSONS

During fiscal 2013 and 2012, no related person transactions requiring disclosure in the proxy statement were identified or submitted to the Audit Committee for approval.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING;
ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the annual meeting in 2015, it must be received by the Company at 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Treasurer, no later than September 8, 2014.

The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons owning more than 10% of the Company’s registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of the Company’s equity securities and to provide the Company with copies of all Section 16(a) reports they file.

Based on a review of the reports filed by such persons with respect to the Company’s last fiscal year, the Company believes that all its executive officers and directors have complied with the Section 16(a) filing requirements, except that Messrs. Boyle and Farquhar each filed a late report of one transaction.

OTHER BUSINESS

The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

Dated January 6, 2014

APPENDIX A

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

SEVCON, INC. 155 NORTHBORO ROAD SOUTHBOROUGH, MA 01772
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by your company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SEVCON, INC.
   The Board of Directors recommends that you vote                                                                    For    Withhold    Except
   FOR Proposals 1, 2, 3 and 4                                                                                                          All          All             All

1. Election of Directors                                                                                                                         0             0                0
    Nominees
    To be elected for terms expiring in 2017:
    01) Glenn J. Angiolillo
    02) Matthew Boyle
    03) William. J. Ketelhut
    04) Paul O.Stump

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

______________________________________________________________________

For           Against                   Abstain

2. To approve amendments to the Company's 1996 Equity Incentive Plan 3. Ratify the appointment of the independent registered public accounting firm for fiscal 2014.	0 0 0 0 0 0
4. To approve the fiscal 2013 compensation of the Company’s executive officers.	0 0 0

Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date:	Signature (Joint Owners) Date:

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SEVCON, INC.

The undersigned hereby appoints Paul B. Rosenberg, Paul N. Farquhar and Matthew C. Dallett, and each of them with power to act without other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Sevcon, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held February 4, 2014 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED,
THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, 3 AND 4
AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

Approved by the Board of Directors on December 10, 2013
subject to Stockholder approval
APPENDIX B

SEVCON, INC.

1996 EQUITY INCENTIVE PLAN

(As Amended and Restated)

1. Purpose and History

The purpose of the Sevcon, Inc. 1996 Equity Incentive Plan as amended and restated (the “Plan”) is to attract and retain key employees, directors, and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

The Plan was originally adopted by the Board and approved by the Company’s stockholders effective as of January 31, 1996.  The Board and the Company’s stockholders subsequently approved amendments to the Plan effective as of January 21, 2003, and January 26, 2010, increasing the number of shares available for award.

2. Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Foreign National Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof.  If a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “disinterested person” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” or the equivalent within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $.10 par value, of the Company.

“Company” means Sevcon, Inc..

“Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Foreign National Award” – See Section 9(i).

“Incentive Stock Option” - See Section 6(a).

“Nonstatutory Stock Option” - See Section 6(a).

“Option” - See Section 6(a).

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Goals” means with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered “pre-established performance goals” for purposes of Code Section 162(m):  (i) increases in the price of the Common stock; (ii) market share; (iii) sales; (iv) revenue; (v) return on equity, assets, or capital; (vi) economic profit (economic value added); (vii) total shareholder return; (viii) costs; (ix) expenses; (x) margins; (xi) earnings or earnings per share; (xii) cash flow; (xiii) customer satisfaction; (xiv) operating profit; or (xv) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices.  Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Period” means the period of service designated by the Committee applicable to an Award subject to Section 9(l) during which the Performance Goals will be measured.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Period” - See Section 8(a).

“Restricted Stock” - See Section 8(a).

“Restricted Stock Unit” – See Section 8(c).

“Stock Appreciation Right” or “SAR” - See Section 7(a).

3. Administration

The Plan shall be administered by the Committee.  The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan.  The Committee’s decisions shall be final and binding.  To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants, a maximum for any one Participant, and such other features of the Awards as required by applicable law.

4. Eligibility

All employees and, in the case of Awards other than Incentive Stock Options under Section 6, consultants, directors of the Company or any Affiliate, and Directors Emeritus of the Company capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.  Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

5. Stock Available for Awards

(a) Amount.  Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 600,000 shares of Common Stock, together with all shares of Common Stock available for issue under the Company’s former 1987 Stock Option Plan on January 31, 1996, and all shares of stock available for issuance under the Company’s former 1998 Director Stock Option Plan as of January 27, 2004.  If any Award (including any grant under the 1987 Plan or the Director Plan) expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan.  Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Adjustment.  In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants.  The maximum number of shares of Common Stock subject to all Awards that may be granted under this Plan to any Participant in the aggregate in any calendar year shall not exceed 60,000 shares, subject to adjustment under subsection (b).

6. Stock Options

(a) Grant of Options.  Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options”) and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options”).  The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.  No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

(b) Terms and Conditions.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.  The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable securities laws, as it considers necessary or advisable.

(c) Payment.  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company.  Such payment may be made in whole or in part in cash or through a so-called “cashless” or “broker-assisted” exercise.  To the extent permitted by the Committee at or after the grant of the Option, such payment may also be made by delivery of a note (subject to the limitations of Section 9(g)) or shares of Common Stock owned by the optionee, including vested Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

7. Stock Appreciation Rights

(a) Grant of SARs.  Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option.  SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.  The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

(b) Exercise Price.  The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined.  An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option.  An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

(c) Limited SARs.  An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

8. Restricted Stock and Restricted Stock Units

(a) Grant of Restricted Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards.  Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.

(c)        Restricted Stock Units.  Subject to the provisions of the Plan, the Committee may grant the right to receive in the future shares of Common Stock subject to forfeiture (“Restricted Stock Units”) and determine the duration of the Restricted Period during which, and the conditions under which, the Award may be forfeited to the Company and the other terms and conditions of such Awards.  Restricted Stock Unit Awards shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter.  Such Awards shall be made in the form of “units” with each unit representing the equivalent of one share of Common Stock.

9. General Provisions Applicable to Awards

(a) Reporting Person Limitations.  Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person’s lifetime only by such person or by such person’s guardian or legal representative.  If then permitted by Rule 16b-3, such Awards shall also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(b) Documentation.  Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan (including but not limited to the requirement that a Participant satisfy Performance Goals) or to comply with applicable tax and regulatory laws and accounting principles.

(c) Committee Discretion.  Each type of Award may be made alone, in addition to or in relation to any other Award.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d) Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Employment or Service.  The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.  Unless the Committee provides otherwise in any case, a Participant’s employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which the Participant renders service ceases to be an Affiliate of the Company.

(f) Change in Control.  In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions:  (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(g) Loans.  The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.  Notwithstanding the foregoing, no loans may be made to any director or executive officer (or equivalent thereof) of the Company which would be prohibited by Section 13(k) of the Exchange Act.

(h) Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  In the Committee’s discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Foreign National Awards.  Notwithstanding anything to the contrary contained in this Plan, Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j) Amendment of Award.  The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k) Exchange Programs.  In addition to the authority granted to the Committee in Section 9(j), the Committee may, without further shareholder approval, engage in one or more exchange offers under which Participants may elect to exchange or surrender their outstanding Awards (including awards made under the Directors’ Plan) for other Awards or cash (each, an “Exchange Program”).  Each Exchange Program shall provide that each eligible Participant must exchange or surrender Awards with a fair value (as determined by the Committee using established methods including but not limited to Black-Scholes) equal to or greater than the fair value of the replacement Award or the present value of any cash consideration, as the case may be.  No Award granted on or after January 27, 2004, shall be eligible for any Exchange Program.

(l) Code Section 162(m) Provisions.  If the Committee determines at the time Restricted Stock or a Restricted Stock Unit is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, Shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period.  Prior to the payment of any Award subject to this Section 9(l), the Committee shall certify in writing that the Performance Goals applicable to such award were met.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(l) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

10. Miscellaneous

(a) No Right to Employment.  No person shall have any claim or right to be granted an Award.  Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service, or to limit the right of the Company to discharge any Participant at any time.

(b) No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.  A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c)  Effective Date.  As used herein, the “effective date” of the Plan shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

(e) Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.